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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF MORRISON & FOERSTER LLP]

                                  May 30, 2003

PLX Technology, Inc.
870 Maude Avenue
Sunnyvale, CA 94085

Ladies and Gentlemen:

         At your request, we have examined the registration statement on Form S-3 filed by PLX Technology, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on May 30, 2003 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of the resale by the holders thereof of 3,399,646 shares of the Company's common stock, $0.001 par value per share (the "Common Stock") issued or issuable as consideration to the shareholders of HiNT Corporation for the Company's acquisition of HiNT Corporation (the "Merger") (including shares of Common Stock issuable pursuant to the Earn-Out, as such term is defined in the Agreement and Plan of Reorganization dated as of May 6, 2003 (the "Merger Agreement")) or, in the case of the warrantholders of HiNT Corporation, the shares of Common Stock issuable upon the exercise of the HiNT Corporation warrants converted pursuant to the terms of the Merger Agreement. The Common Stock is being offered by certain selling stockholders specified in the Registration Statement (the "Selling Stockholders").

         As counsel to the Company, we have examined the proceedings taken by the Company and the Selling Stockholders in connection with the registration, offer and sale of the Common Stock. It is our opinion that (i) the shares of Common Stock issued to the shareholders of HiNT Corporation pursuant to the Merger have been legally and validly issued and are fully paid and nonassessable, (ii) the shares of Common Stock when issued pursuant to the Earn-Out to the shareholders of HiNT Corporation pursuant to the Merger Agreement will be legally and validly issued, fully paid and nonassessable, and
(iii) the shares of Common Stock when issued to the warrantholders of HiNT Corporation upon exercise of the warrants converted pursuant to the Merger Agreement will be legally and validly issued, fully paid and nonassessable.

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                         [MORRISON & FOERSTER LLP LOGO]

PLX Technology, Inc.
May 30, 2003
Page Two

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                                Very Truly Yours,

                                                /s/ Morrison & Foerster LLP